Exhibit 10.13

PASSENGER AIRCRAFT CHARTER AGREEMENT

This Passenger Aircraft Charter Agreement (“Agreement”) is made and entered into as of this 23rd day of February, 2021, by and between Global Crossing Airlines, LLC (GLOBALX), an airline with a place of business at 4200 NW 36th Street, Miami, Florida 33166 and CubaX Air Tours, LLC (CHARTERER), a corporation having its principal place of business at 4200 NW 36th Street, Miami, FL 33166.

This Agreement is made between GLOBALX and CHARTERER for the period of two years. GlobalX warrants that it is in the process of obtaining a DOT Certificate of Public Convenience and Necessity and an FAA Air Carrier Certificate and operations specifications to operate under Part 121 of the Federal Aviation Regulations for the services contemplated herein. This Agreement and all terms herein are subject to GlobalX receiving final approval from the DOT and the FAA. Wherein it is mutually agreed that Charterer shall purchase from GLOBALX, and GLOBALX shall furnish to Charterer, charter air transportation (hereafter the Flight(s) or Charters), subject to the terms and conditions herein and with the schedule of flights indicated on the Schedule ‘A’ .

THIS AGREEMENT WILL SUPERSEDE ANY OTHER CONTRACT OR AGREEMENT BETWEEN THE PARTIES.

AIRCRAFT, ROUTING, FLIGHT SCHEDULE, AND CHARGES

Charter Type: Special Cuba Charters                A/C Types: A320/A321                            Max. Luggage/Pax: par.6

Base Fuel Price: $2.00 per Gallon Seating Capacities: 146/170 Maximum Payload A320 -17,500/A321-24,000 kilos per flight leg.

NO. OF FLIGHTS: See Schedule “A” DATES OF TRAVEL: See Schedule “A” ITINERARY: See Schedule “A” BASE PRICE OF CONTRACT: SEE APPENDIX TO CONTRACT U.S.DEP./ARR CHARGES: SEE EXHIBIT “B” 7.5% DOMESTIC TAX: $                N/A    FOREIGN TAX/CHARGES: (To be paid by Charterer)

SECURITY SURCHARGE: SEE EXHIBIT “B”

CATERING SERVICE: Refreshments, water, and ice only to be provided by GlobalX    LIQUOR SERVICE: N/A PASSENGER FACILITY CHARGE (PFC): SEE EXHIBIT “B”

ACCEPTED FOR GLOBALX:		ACCEPTED FOR CHARTERER:

BY:	/s/ Ed J. Wegel	BY:	/s/ Mark A. Salvador
PRINTED NAME: Ed J. Wegel		PRINTED NAME: Mark A. Salvador
TITLE: CEO		TITLE: CEO
DATE SIGNED: 2-23-21		DATE SIGNED: 2-23-21

INITIALS: DATE: 2-23-21	INITIALS: DATE: 2-23-21

1. COMPLIANCE WITH CHARTER REGULATIONS

A. All Charters. Charterer and its employees, agents, passengers, and contractors and GLOBALX and its employees, agents, and contractors shall be deemed to have notice of, and shall comply in all respects with, Part 212 of the Economic Regulations of the DOT, 14 C.F.R. Part 212; Part 380 of the Special Regulations of the DOT, and all other applicable laws, rules, or regulations (hereinafter collectively “Charter Regulations”). To the extent applicable, the Charter Regulations shall govern the relations between the parties notwithstanding any provisions of this Agreement. Charterer acknowledges it has in its possession a copy of the Charter Regulations in effect on the date hereof. In the event that Charterer has failed to observe such Charter Regulations regarding specific contracted Flights, GLOBALX shall have the power and right, at its option, to cancel the applicable Flight without any liability or penalty against GLOBALX of any kind. In the event any passenger or prospective passenger on any Flight has failed to observe such Charter Regulations, GLOBALX shall have the power and right, at its option, to refuse to board any such passenger or perspective passenger for such Flight without any liability or penalty against GLOBALX of any kind. In the event that GLOBALX has failed to observe such Charter Regulations regarding specific contracted Flights, Charterer shall have the power and right, at its option, to cancel the applicable Flight without any liability or penalty against Charterer of any kind.

B. Public Charters. Charterer agrees to make the necessary filings with the DOT required by Part 380 at charter’s sole expense. GLOBALX will cooperate with all such filings. GLOBALX shall receive a copy of the approved prospectus with the DOT Public Charter number assigned to the specific contracted Flight(s) herein prior to the commencement of the Flight(s), provided Charterer has received from DOT such a copy of the approved prospectus.

C. Single Entity, Mixed, or Pro Rate Charter. Charterer shall cooperate and shall cause any travel agent, tour operator, or other principal or agent involved in any Flight to cooperate in the provision of information required by the Charter Regulations, including but not limited to the requirements for a Certification of Compliance pursuant to Part 212, Appendix B of the Charter Regulations, if applicable.

2. CHARGES

A. Fuel Charges. The charter price for the Flight(s) contracted for herein, or any amendments thereto, reflect in part the projected average fuel consumption at a certain assumed price of fuel (see base fuel price). The charter price is subject to increase by a U.S. dollar amount equal to any additional sum that GLOBALX must pay for such fuel prices higher than assumed in accordance with Section 9 of this Agreement, as set forth.

B. Special Services. In the event of an aircraft or flight delay, GLOBALX will make reasonable attempt to provide an aircraft within 6 hours to complete and flight. Charterer shall indemnify and hold GLOBALX harmless from any kind and all claims of loss asserted agianst GLOBALX, or incurred and claimed by the passengers due to this delay or ability to perform the flight. GLOBALX will make all possible efforts to obtain subservice from another carrier if GLOBALX cannot use another aircraft from its own fleet once the delay is over 4 hours. In the event GLOBALX is unable to perform a Flight or has to delay a Flight for more than 12 hours in Cuba, GLOBALX will bear the cost of Hotel, ground transportation to and from the Hotel and meals to the passengers that need this assistance. For flight delays of more than 12 hours in Miami, GLOBALX will bear the cost of hotel, ground transportation to and from the hotel and meals to passengers who are not considered South Florida residents, with an permanent address more than a 2 hours drive from Miami International Airport.

C. Payment Conditions. (i) All payments made under this Agreement by the Charterer shall be by wire transfer to GLOBALX’s escrow account as indicated in this Agreement and in compliance with all regulatory mandates for Public Charters. See Appendix for wire transfer information.

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(ii) Payments shall be made in United States currency, unless otherwise indicated in this Agreement. Payments shall be made in conformity with currency rules and regulations of all governments concerned and shall be accompanied by such authorization as is required to enable GLOBALX to convert such currencies into United States dollars and to transfer such funds to the United States. Any refunds due to the Charterer by GLOBALX shall be made in the currency and at the place where the Charterer originally made payment.

(iii) Charterer agrees to pay the charter price to GLOBALX or its authorized agent in full for each Flight as indicated in Exhibit B.

(iv) RESERVED.

(iv) The escrow account of the indicated bank in the Appendix secures advance Charterer payments received by GLOBALX on account of this Agreement. Charterer agrees to serve GLOBALX as soon as practicable after cancellation of a Flight with any and all claims concerning such canceled Flight. In any event, the Charterer shall file any claim with GLOBALX, or if GlobalX is not available, with the depository bank within sixty (60) days after the cancellation of the flight, or that bank shall be released from all liability for that flight. Claims against amounts in GLOBALX’s escrow account may be made only with respect to the non-performance of air transportation and shall apply only to advance payments that are unearned by GLOBALX or which GLOBALX is not entitled to retain under the terms and provisions of this Agreement.

(v) GLOBALX shall advise Charterer as soon as practicable of any additional charges or taxes levied against GLOBALX that are the responsibility of the Charterer pursuant to this Agreement. Such taxes and charges shall be payable by Charterer within fourteen (14) days of receipt of GLOBALX’s invoice, unless such taxes and charges are being challenged in good faith by Charterer.

(vi) No Flight will commence until all required funds are deposited in GLOBALX’s escrow account in the timely manner indicated by the Charter Regulations. Notwithstanding the foregoing, no Flight may be cancelled on less than 10 days’ notice, except as provided by the Charter Regulations.

(vii) Upon receipt of GlobalX’s receipt of DOT Certificate of Public Convenience and Necessity and an FAA Air Carrier Certificate and operations specifications to operate under Part 121 of the Federal Aviation Regulations for the services contemplated herein, GlobalX will notify Charterer of said receipt. GlobalX will also provide details of GlobalX’s “Carrier Depository Account” details at the “Carrier Depository Bank” in that notification. Upon receipt of said notification, Charterer will have (72) hours to facilitate forwarding all required payments of the Contract Price to the Carrier Depository Account listed on the notice.

3. CANCELLATION AND TERMINATION

A. Cancellation. This Agreement is valid for two years, effective March 1, 2021, except as specified in Paragraph 11. Notwithstanding the foregoing, either party may terminate this Agreement on 60 days’ prior written notice to the other party. Individual Flights may be cancelled upon agreement of both parties pursuant to Paragraph 11. Charterer must send Flight cancellation notices via email to GLOBALX at least with 48 hours in advance.

B. Any changes by Charterer’s Cuban counterparts does not affect the prices of this contract, as the Charterer is liable and pays all charges of the operation in Cuba, including but not limited to: ground handling, parking, use of ground ramp equipment, passenger service, etc.

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C. Termination. Refer to Paragraphs 3.A., 3.D., 4.C., and 11 of this Agreement.

D. Termination for Default. Except as provided in Paragraphs 4.C. and 11, in the event one party fails to comply with any of its duties, obligations, covenants, representations or warranties including the Charter Regulations, and such failure continues for 30 days (“Cure Period”) following receipt of written notice of default by the non-defaulting party, or in the event of (i) the dissolution, liquidation, suspension of business or immediate termination of existence of such party; (ii) the insolvency or bankruptcy of such party; (iii) the making by such party of an assignment for the benefit of creditors; (iv) the consent of such party to the appointment of a trustee or receiver for such party for all or a substantial part of its business; (v) the admission by such party of its inability to pay its debts as they mature; or (vi) the institution by or against such party of bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings or any other proceedings for relief under any bankruptcy or similar law for the relief of debtors, then the other party will have the right to terminate this Agreement immediately. Such right of termination, whether or not exercised, will not be an exclusive remedy but will be in addition to all other legal and equitable rights and remedies available to such other party. In the event the identified deficiencies are cured by the defaulting party within the Cure Period, the Termination for Default notification is void and not enforceable; and all terms and conditions will revert to the original Agreement terms and conditions.

4. OPERATIONS AND PERFORMANCE OF CHARTER FLIGHT

A. Operations. Departure times shall be established by GLOBALX with previous approval of the Charterer and are subject to aircraft routing, gate space, weather conditions, and other operational factors. Each party shall use commercially reasonable efforts to cause on-time departures. GLOBALX WILL ALWAYS HAVE FULL OPERATIONAL CONTROL OF ALL FLIGHTS.

B. Origination. Subject to the Charter Regulations, Charterer may originate or terminate a Flight in any city listed in this Agreement or any amendment hereof, taking into consideration the DOT regulations and orders on Cuba flights and OFAC restrictions, if any.

C. Operating Rights. This Agreement is conditioned on GLOBALX’s timely receipt of any consents and/or approvals of foreign governments and the timely grant of all landing rights and over flights authorizations required to operate the Flights. GLOBALX will only operate to the destinations approved by the Federal Aviation Administration (“FAA”), and U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) in the case of Cuba, included in GLOBALX’s FAA operations specifications. This Agreement also is conditioned on Charterer’s timely receipt of any consents and/or approvals of foreign governments required to operate the Flights. If such consents, approvals, and/or operating rights are not obtained or are at any time surrendered or revoked, this Agreement shall terminate immediately without further obligation of either party.

D. GLOBALX Rules. Charterer shall observe all operating instructions of GLOBALX communicated to Charterer and comply with all reasonable instructions of GLOBALX employees and agents. It is understood that the aircraft and its crew will at all times be under the exclusive command and control of the GLOBALX pilot-in-command, whose orders will be strictly complied with by the Charterer and all passengers. Subject to Part 382 of DOT’s regulations, GLOBALX may refuse to transport or may remove any passenger if such refusal or removal is reasonably necessary for the safety and comfort of the other passengers or if such passenger is creating a hazard to himself, to the Flight, or to other persons or to property. In the event of such refusal or removal, GLOBALX shall not be required to refund any charges paid by Charterer but shall comply with the provisions of Part 382 of DOT’s regulations, if applicable.

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F. Schedules. GLOBALX shall use commercially reasonable efforts to carry the charter passengers and their baggage with reasonable dispatch, but except as provided in Paragraph 2.B., GLOBALX shall not be liable for failure of a Flight to depart or arrive according to any predetermined schedule or routing in case of Weather, Governmental or Airports Authorities delays or Acts of God or last minute maintenance problems (AOG). Not withstanding the foregoing, if GLOBALX reasonably expects a delay due to maintenance problems to exceed four hours, GLOBALX shall make all possible effort to provide a substitute aircraft or obtain subservice, both as set forth in Paragraph 2.B and subsection G below.

G. Substitute Aircraft. GLOBALX reserves the right to substitute similar or larger aircraft as reasonably required for all Flights. GLOBALX at its option may substitute aircraft of a type different from that specified without penalty to GLOBALX provided that any such substitution shall not result in an increase in the charter price payable by the Charterer; and provided further such substitute aircraft has the same or greater passenger seating and payload capacities and range. The foregoing shall be deemed to include GLOBALX’s right to consolidate two or more groups on one aircraft, with the prior approval of the Charterer. GLOBALX may, to the extent permitted by applicable government regulations, subcontract the performance of any of its obligations under this Agreement, provided that it shall not thereby be relieved of its obligations to the Charterer. Any such subcontract shall be limited to air carriers authorized by the DOT, FAA, and any other Foreign Government with jurisdiction over the Flight(s), to perform such services. In the event that GLOBALX exercises its option to substitute larger aircraft, Charterer will be limited to the original aircraft number of passengers and baggage weight irrespective of the seating and payload capacities of the substitute aircraft; provided the parties may negotiate in good faith a reasonable increase in the charter price to allow Charterer to utilize the substitute aircraft’s larger seating and payload capacities. In the event sub-service from another carrier is required, GLOBALX will have the option to contract another carrier to complete the flight within in the 6 hours of the planned flight time. For unplanned delays greater than 6 hours but less than 14 hours, GLOBALX shall advise the charterer of the estimated delay and the Charterer will have the option to accept the delay, without penalty, or to invoke the option of reasonable accomodations provided as describe in section 2.B. GLOBALX shall make every reasonable effort to provide Charterer with at least 48 hours’ prior notice of any intent to substitute aircraft or air carriers.

H. Flight Delays (International). For delays that are attributable to GLOBALX of more than four hours from the schedule departure of a Flight, GLOBALX shall pay only incidental expense of meals not to exceed $12.00 per passenger. This obligation shall cease when substitute air transportation is provided as set forth above, or a GLOBALX aircraft is available to operate the delayed Flight. For the sake of clarity, delays resulting from weather or other operational conditions affecting the airports to be used for the Flight are not delays attributable to GLOBALX.

I. Landing Facilities. If, for any reason, GLOBALX determines at its sole discretion at any time that the landing facilities at any point(s) on the itinerary of the Flight are inadequate for safe operations or that landing is prohibited or restricted by law, GLOBALX may at its sole discretion substitute in place thereof the nearest point.

J. Boarding and Departure. The time of boarding and departure from the origin point and all intermediate points or a Flight shall be determined by GLOBALX. In the event that operational constraints and/or airport restrictions prohibit a departure time prior to midnight on local date of operation, GLOBALX will effect a departure at the closest possible time thereafter. In the event that the Charterer does not have the passengers ready for boarding at the time specified, the Flight may proceed without the full load. In the event that individual passenger(s) fail to present themselves for boarding at the time specified by GLOBALX, the Flight may proceed without said passenger(s); and GLOBALX shall not be liable to the Charterer nor to the passengers for their transportation or expenses, nor shall GLOBALX refund any portion of the charter price to the Charterer under such circumstances.

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K. Immigration and Customs.

GLOBALX assumes no responsibility for compliance by Flight passengers with immigration and customs laws of each country from, through, or to which a Flight is operated pursuant to this Agreement. Charterer will hold GLOBALX harmless from any fines, violations, or penalties imposed by the Immigration and/or Customs authorities of each country with jurisdiction to exert such fines or penalties due to noncompliance by Flight passengers. Charterer will assume all liabilities with regards to imposition of such fines as well as the attorney’s fees and costs of defending the same before the courts or governmental body of each country imposing any such fines or penalties. Charterer will use its best efforts to obtain any documentation, evidentiary materials, or witnesses that may aid GLOBALX in the defense of all such fines or penalties imposed, and GLOBALX shall permit Charterer to participate in such defense.

5. LIABILITY

A. Force Majeure. If GLOBALX or the Charterer is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than the obligation to make money payments, such party as is prevented from performing shall be entitled to cancel, with such notice to the other party as is reasonable under the circumstances, any and all Flights affected by such Force Majeure without being subject to or responsible for any penalties or damages for such cancellation (the “Canceling Party”). Furthermore, the obligations of Canceling Party, so far as they are affected by the Force Majeure, shall be suspended during the continuance of the Force Majeure. The Canceling Party shall use commercially reasonable efforts to remove the Force Majeure with all reasonable dispatch but shall not be required to settle strikes, lockout, or other labor difficulty contrary to its wishes and in its sole discretion. The term “Force Majeure” as hereby employed shall mean any event which is not reasonable within the control of the parties hereto which would prevent such party from fulfilling its obligation under this Agreement, including but not limited to acts of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action (including quarantine, stay-at-home orders, and closure of airspace or prohibition on aircraft operations), and any otherwise occurrence beyond a party’s control.

GLOBALX shall not be liable for loss, injury, damage or delay to or suffered by the Charterer or any passengers from landing at an airport at a destination other than contracted, failure to stop at any contracted intermediate airport, any Flight interruption, delay or cancellation if any of which is caused by riots, wars, civil commotions, strikes, labor disputes, acts of God, public enemies, quarantine, the absences of any necessary government approvals, or any other cause (whether of the same or different nature) beyond GLOBALX control. In the event any of the foregoing shall occur, GLOBALX shall have the right to cancel all or parts of the affected Flight(s) and shall give notice of such occurrence of the event and the cancellation to the Charterer; and the rates and charges stated herein shall apply only to services actually performed by GLOBALX. If GLOBALX lands at an airport at a destination other than contracted as set forth in this paragraph, GLOBALX shall use best efforts either to return passengers to their point of origin or continue the Flight as contracted at Charterer’s sole discretion.

B. Limitation of Liability for Personal Injury or Death on International Flights. (I) GLOBALX (or the “Carrier”) shall avail itself of the limitation of liability provided in the Convention for the Unification of Certain Rules Relating to International Carriage by Air signed at Warsaw October 12, 1929, or provided by the said Convention as amended by the Protocol signed at the Hague September 28, 1955, Convention signed at Guadalajara 18th September 1961, Protocol to Amend the Convention signed at Guatemala City 8th March 1961, Protocol to Amend the Convention signed at Montreal 25th September 1975, or the “Montreal Convention” for the Unification of Certain Rules for the International Carriage by Air done at Montreal on May 28, 1999, whichever is applicable.

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GLOBALX shall abide by the rules and regulations of the “Montreal Convention”, whenever applicable, in respect of death, injury, or for destruction or loss or delay of, or damage to, baggage and for delay.

Nothing herein shall be deemed to affect the rights and liabilities of the Carrier with regard to any claim brought by, on behalf of, or in respect of any person who has willfully caused damage which resulted in death, wounding, or other bodily injury of a passenger.

Charterer shall cooperate with the Carrier to assure that, at the time the passenger is given his ticket or other documentary equivalent thereto, there shall be furnished to each passenger whose transportation is governed by the foregoing, the following notice in or on the ticket envelope.

“ADVICE TO INTERNATIONAL PASSENGER ON LIMITATION OF LIABILITY”

“Passengers on a journey involving an ultimate destination or stop in a country other than the country of origin are advised that the provisions of the treaties known as the “Warsaw Convention” and the “Montreal Convention” may be applicable to the entire journey, including any portion entirely within the country of origin or destination. For such passengers on a journey to, from or with an agreed stopping place in the United States of America, the Convention and special contracts of carriage embodied in the applicable tariff provide that the liability of GLOBALX and certain other carrier parties to such special contracts, for death or personal injury to passengers is limited to proven damages not to exceed the amounts stipulated and specified in the rules and regulations of the special contracts of carriage embodied in the applicable tariffs of the Conventions”. For such passengers traveling by a carrier not a party to such special contracts or on a journey not to, from, or having an agreed stopping place in the United States of America, liability of the carrier for death or personal injury to passengers are limited in most cases. The names of carrier parties to such special contracts are available at all ticket offices of such carriers and may be examined on request. Additional protection can usually be obtained by purchasing insurance from a private company. Such insurance is not affected by any limitation of the Carrier’s liability under the Warsaw Convention or such special contract of carriage”.

C. Baggage Liability. GLOBALX’s liability for loss, delay, or damage to baggage generally is limited as follows unless a higher value is declared and an extra charge is paid: for the international travel to and from Cuba, up to 1,288 Special Drawing Rights per passenger. Each passenger can purchase, on its own, additional insurance for values above the described limits of baggage liability.

D. Indemnification. Each party will indemnify and hold the other party (including without limitation, the other party’s officers, directors, employees, servants and agents), for, from, and against all damages and claims for damages, demands, liabilities, actions, losses, costs, taxes, assessments, suits, recoveries, judgments or executions (including, without limitations, reasonable cause of investigation, litigation costs, court costs, expert witness fees, litigation support services, settlement cost or reasonable attorney’s fees), damages or injury to person or property (including, without limitation, injury resulting in death), however caused, arising from or relating to any acts or omission or any breach of this Agreement by the indemnifying party.

E. Damages. IN NO EVENT WILL EITHER PARTY BE LIABILE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE, OR SIMILIAR DAMAGES. Notwithstanding anything else to the contrary in this Agreement, except for Force Majeure events, GLOBALX shall be liable, and shall reimburse Charterer, for any and all charges imposed on Charterer by Cuba for Flight delays or cancelations attributable to GLOBALX.

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6. BAGGAGE

A. Baggage Checks. GLOBALX shall issue and deliver to each passenger its standard applicable form of baggage check for use and placement on each item of baggage to be accepted by GLOBALX from such participant at check-in for transportation on the Flight.

B. Acceptable Baggage. GLOBALX will accept for transportation as baggage such personal property as it is necessary or appropriate for the wear, use, or convenience of the passenger for the purpose of the trip, subject to the following conditions:

(i) GLOBALX may refuse to transport or may remove at any point any baggage which the passenger refuses to allow the TSA and/or GLOBALX upon request to examine, or baggage and/or items that are not accepted by the TSA to be transported in the flights, as well as the regulations of GLOBALX and/or the Airport Authorities that the flights will be operated to and from. This includes HAZARDOUS or DANGEROUS items. Global X my also refuse non standard baggage that is identify by a government agency as not acceptable to be carried in a passanger aircraft without penalty.

(ii) Checked baggage is limited to bags that are not to exceed 70 pounds in weight, for each participant. There are some instances whereby a bag might be allowed weighing more than the allowed limit, but never to exceed 99 lbs. This authorization will be at the discretion of the Station Manager or GLOBALX’s supervisor in-charge of the outbound flight.

(iii) All payloads (passengers and baggage) will be subject to structural and performance limits of the aircraft. Charterer will be advised when baggage restrictions may be varied in order to be able to carry all baggage in the aircraft. There is no guarantee in the amount of baggage carried, as baggage will be carried according to the space and weight limitations of the aircraft. Baggage quantity and weight is not to exceed the greater of 320 bags or 17,500 kg onboard an A320, and 544 bags or 24,000 kg onboard an A321. Within 72 hours of the departure of the flight, Charterer may request an increase in the number of passenger or baggage. Every effort will be made to accommodate this request. GLOBALX will notify Charterer within 48 hours prior to departure of the maximum number of passengers and baggage weight. Charterer must obtain GLOBALX approval to sell any seats in excess of 148 on A320 aircraft and 172 on A321 aircraft. Any baggage and weight associated with these excess seats and in excess of the maximium bags defined above are not guaranteed to fly. Any baggage that cannot be carried on the chartered aircraft, due of failure to meet the limitations of the bag or restrictions contained herein or aircraft limitations, will be forwarded by means requested by, and at the expense of the Charterer.

(iv) Acceptability of carry-on luggage for storage in the overhead bin is dependent on the weight and size of the item in the sole discretion of GLOBALX. Carry-on property that cannot be stored in the overhead bin or under the seat will be taken and stored in an appropriate location at the carriers risk, which may include in the cargo compartment. This subsection is subject to Part 382 of DOT’s regulations. Notwithstanding anything to the contrary in this Agreement, GLOBALX will make every effort to carry the maximum payload applicable to the aircraft used on a Flight giving priority first to passengers and their baggage and then to fuel. If any passengers or baggage are left behind due to GLOBALX’s failure to comply with this requirement, GLOBALX will be solely responsible for the associated cost of transporting the passengers and baggage left behind to their destination. Subject to the immediately prior requirement, GLOBALX will make every effort to carry the maximum amount of fuel when departing a U.S. airport and to purchase only the minimum amount of fuel necessary in Cuba. Carry on bags are required to fit within the carry on baggage sizer at both the time of check in and the time of boarding. Should any carry on baggage not meet one of these requirements, boarding of the bag will be denied, and GLBOALX shall not be liable for its transportation. Additionally, all carry on bags will be weighed at check-in as well as boarding. Should there be a difference in the bag weight at the time of boarding, GlobalX may deny the boarding of the bag until such a time as an overweight fee is paid. In the instance of the baggage weight causing the flight to exceed the maximum allowable weight of the aircraft, GlobalX offers no guarantee of carriage or transporting the bag.

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(V) All flights will automatically close to check-in and acceptance of baggage at one hour prior to schedule departure time in order to properly process the baggage. Should Charterer insist that check-in or baggage acceptance proceed beyond the established one hour prior to flight time cut off, then Charterer assumes all responsibilities for any fees assessed but Cuba in relation to the late arrival of that flight. Any fees assessed to GLOBALX in this scenario will be invoiced to the Charterer. Additionally in the case of delay as a result of Charterer insistence, Charterer will be responsible for reimbursement to GlobalX of any incremental crew costs including but not limited to payroll, overtime, hotel and per diem expenses.

C. Unacceptable Baggage. Subject to Part 382 of DOT’s regulations, GLOBALX may refuse to accept the following articles for transportation unless advance written arrangements have been made:

(I) Assembled firearms or ammunition could be acceptable only by previous arrangements and authorizations as per the manual requirements of GLOBALX’s Manual System and Governmental Authorities.

(II) Any other articles which cause annoyance to passengers or which cannot be carried in the baggage or cargo compartments of the aircraft are not acceptable.

(III) Any liquids, as baggage or otherwise or any other articles not suitably packed for transportation in the aircraft are not acceptable.

(IV) Any article considered HAZMAT or listed in the Official Air Transport Restricted Articles Tariff and revisions thereto or reissues thereof issued by Airline Tariff & Publishing Company, Agent, and such article will be accepted on conformity with the above-named tariff.

(V) PERISHABLE OR FRAGILE ITEMS (including electronic, musical, ornamental, artistic, photographic, recreational, sporting and mechanical items, items made of or bottled in glass, items made of paper and liquids) will be accepted if they are appropriately packaged in an original factory sealed carton, cardboard mailing tube or container or case designed for shipping such items or packed with protective internal material. However, fragile items may be accepted without the appropriate packaging upon the execution of a release of damage. (GLOBALX will supply a release which relieves GLOBALX of liability for damage or destruction of checked baggage of the type identified above, which results solely from the unsuitability of such items as checked baggage and/or inadequacy of their packaging and not from GLOBALX’s failure to exercise the ordinary standard of care.)

D. Liability Disclaimer. GLOBALX shall be held harmless from any liability for loss, damage, or delay of baggage or its contents as stated expressly herein, except as provided for by applicable international treaty. GLOBALX will not accept baggage interlined by another carrier, nor will interline bags to another carrier.

7. Integration. This Agreement is the sole and final agreement between GLOBALX and the Charterer with respect to the Flights to which the Agreement pertains. The terms of the Agreement may only be varied in writing by a document signed on behalf of both GLOBALX and the Charterer. No oral agreement by or on behalf of GLOBALX or the Charterer shall be effective in contradiction to the terms of this Agreement.

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8. Manifests and Emergency Data. For all Flights, Charterer is responsible to obtain and deliver to GLOBALX a complete passenger list with each passenger full First Name, Middle Initial, and Last Name and date of birth at least 72 hours before the flight departs. For Flights departing, or arriving in the United States, Charterer is responsible for soliciting emergency contact data information from United States citizens. These emergency contact data cards are to be maintained by the Charterer until the flight is completed. They then are to be destroyed. The Charterer will hold GLOBALX harmless for any fines or penalties imposed by the DOT for violations of 14 CFR Part 243 involving Flights. Charterer will use its best efforts to obtain any documentation, evidentiary materials or witnesses that may aid GLOBALX in the defense of all such fines or penalties imposed, and GLOBALX shall permit Charterer to participate in such defense.

8a. Security. Due to the security requirements dictated by the U.S. Department of Homeland Security, Transportation Security Administration (TSA), in all international transportation to or from the United States, certain data and information from every passenger must be collected and processed. GLOBALX will provide Charterer specific instructions to be followed regarding compliance with TSA requirements. In case of non-compliance by the Charterer with such instructions (provided GLOBALX provided Charterer with such instructions in a timely manner), the Charterer will be solely responsible for the payments of any fine or fines imposed on GLOBALX due to the failure of compliance, provided GLOBALX shall permit Charterer to participate in the defense of such fines.

9. Base Fuel Price. CHARTERER agrees and acknowledges that the charter price(s) is directly related to the “Base Fuel Price per Gallon” specified in Page #1 to this Agreement. A surcharge of the increase in cost of fuel in addition to the charter price(s) will be assessed to the CHARTERER in the event the base fuel price of GLOBALX’s fuel is increased. Documentation of such increase or decrease will be furnished to the CHARTERER. Such surcharge shall be the actual cost to GLOBALX as a result of the increase in fuel price. Fuel cost in case of uplift of fuel in any Cuban airport will be refunded to the Charterer at the same price per gallon indicated as the base fuel price of this Agreement, the difference of the cost of fuel in Cuba is the responsibility of the Charterer.

10. CHARTER PROSPECTUS AND ELIGIBILITY REQUIREMENTS

A. Charterer hereby agrees that upon execution of this Agreement, if this Agreement is for a Public Charter, it will file a public charter prospectus with DOT to the extent necessary to secure approval of the program contemplated by this Agreement and provide GLOBALX with copies of all filings upon approval by DOT, and that enforceability of this Agreement by Charterer shall be contingent upon the acceptance and approval of such prospectus by the DOT.

B. Charterer shall bear the expenses of such DOT filing. GLOBALX will cooperate with all such filings.

C. Except as otherwise provided herein, each party is responsible for its own compliance with all applicable laws and governmental rules and regulations, including but not limited to the obligation to establish and maintain its own public charter bonding and escrow bank accounts.

D. Charterer represents that it is authorized under applicable laws and regulations to enter into this Agreement and to act as charterer of the aircraft. GLOBALX represents that it is authorized under applicable laws and regulations to enter into this Agreement and to act as the operator of the aircraft.

E. Each passenger shall be responsible for obtaining all necessary travel documents (Passport, visa, tourist card, immunization certificate and any other documents as required) and for complying with the laws of each country from, through, or to which he/she receives transportation.

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F. Charterer shall indemnify GLOBALX for any loss, damage or expense suffered or incurred by reason of any passenger’s failure to comply with Paragraph 10.E., unless caused by the negligence or willful misconduct of GLOBALX or of the passenger.

11. OPERATING AUTHORITY

A. GLOBALX’s performance of each Flight provided for herein shall be subject to the timely issuance of such approvals, clearances, permits and operating authorities as may be required by any government, governmental agency or airport authority for the operation of such flight, including without limitation such landing, transit, over flight and uplift rights as may be necessary. GLOBALX will use its best efforts to obtain all necessary approvals, clearances, permits and consents necessary to operate the flights covered by this Agreement. GLOBALX will strictly abide by the regulation of OFAC regarding all applicable instructions, dictated in the case of operating direct flights between the United States and Cuba.

B. In the event that any government or governmental agency or airport authority shall fail or refuse to issue or grant the approvals, clearances, permits or operating authority referred to herein sufficiently in advance of scheduled departure to reasonably allow GLOBALX to make required flight arrangements or shall, after issuance, revoke or rescind the same, GLOBALX may elect to terminate this Agreement as to the affected Flight(s) without liability for penalties or damages.

C. Upon such termination and unless the failure to obtain or maintain required governmental approvals was attributable to an act or omission of Charterer, GLOBALX shall refund all sums received by it on account of the charter price, excepting:

1) Nonrefundable government fees, and

2) That portion of the charter price attributable to transportation already performed by GLOBALX and such remaining transportation as will be performed by GLOBALX or by another carrier at GLOBALX’s direction.

D. Charterer hereby acknowledges that it has not relied on any representation that the approvals, clearances, permits or operating authorities referred to herein have or will be obtained, except in the case of Cuban Governmental authorities, from which the Charterer will obtain all permits according to its contract with Cuban entities.

12. INSURANCE AND FAR 121 REGULATIONS

A. Insurance. Throughout the term of this Agreement, GLOBALX will maintain in effect the following insurance in respect of the aircraft: Aviation liability Insurance in respect of Passenger Legal Liability (while on board the Aircraft) and Aircraft Third-Party Legal Liability, with a combined single limit of not less than Seven Hundred and Fifty Million Dollars ($750,000,000) for any one accident/occurrence.

B. Insurance Requirements. GLOBALX will obtain such insurance from a financially sound insurance company of recognized responsibility and will furnish Charterer with a certificate of insurance evidencing such coverage prior to commencement of the services to be provided hereunder by GLOBALX. GLOBALX will use best efforts to obtain a waiver of all rights of subrogation that such insurer(s) have or acquire against Charterer arising from the services provided hereunder. All insurance policies will provide

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that the insurance will not be invalidated by any action or inaction of Charterer and that the insurance will continue in full force and effect for at least thirty (30) days after Charterer receives written notice of cancellation, termination or material alteration. GLOBALX will name Charterer, CUBAX AIR TOURS, LLC., and their respective officers, directors, employees, and agents as additional insureds.

C. FAR 121. GLOBALX will operate the charter in accordance with Federal Aviation Regulations Part 121 and all applicable Federal, State and Local ordinances as defined by DOT and FAA.

13. CHOICE OF LAW AND VENUE

This Agreement will be governed by and construed in accordance with the substantive and procedural laws of the State of Florida. The parties hereby agree that any dispute arising under this Agreement will be adjudicated in any State or Federal court of competent jurisdiction within the State of Florida, and hereby irrevocably submits to the jurisdiction of any such court.

14. AIRCRAFT SECURITY

A. CHARTERER agrees to cooperate with GLOBALX in fulfilling any requirements pertaining to security of the aircraft. Passengers are subject to search of their person and search or inspection of their property, including checked baggage, in accordance with security screening and TSA procedures, which can include an electronic detector with or without the passenger’s consent or knowledge. Charterer agrees to abide and cooperate with the security procedures and inspections ordered by the U.S. Government or any foreign Government where the aircraft will operate to or from based on the schedule of Flight(s) of this Agreement.

B. Any passenger who does not consent to a search of his person or property will be refused transportation by GLOBALX, and GLOBALX will have no liability for an inconvenience, delay, loss, damage injury or refund to any passenger.

15. NOTICES

All notices hereunder will be given by email, express delivery with confirmed receipt, or by certified or registered mail with postage prepaid, and addressed as follows:

	If to GLOBALX, to:	If to CHARTERER, to:

Address	Building 5A, Miami International Airport	Building 5A, Miami International Airport

Address	4200 NW 36th Street, Miami, FL 33146	4200 NW 36th Street, Miami, FL 33146

Country	USA	USA

Contact	Ryan Goepel, CFO	Mark Salvador, CEO

Phone	786-751-8503	751-751-8525

Email	ryan.goepel@globalxair.com	mark.salvador@cubaxtours.com

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS, WHEREOF, THE PARTIES HERETO HAVE EACH EXECUTED AND DELIVERED THIS AGREEMENT AS OF THE DAY AND YEAR FIRST BELOW WRITTEN.

ACCEPTED AND AGREED TO: GLOBAL CROSSING AIRLINES LLC		ACCEPTED AND AGREED TO: CUBAX AIR TOURS, LLC

By:	/s/ Ed J. Wegel	By:	/s/ Mark A. Salvador
Printed Name: Ed J. Wegel		Printed Name: Mark A. Salvador
Title:	CEO	Title:	CEO

Date:	2-23-21	Date:	2-23-21

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APPENDIX TO CHARTER AGREEMENT

Agreement Dated February 23     , 2021

COST PER ROTATION:

Airbus A320 (148 usable seats)—Charter Price: $21,500 per MIA-HAV-MIA rotation

Airbus A321 (172 usable seats)—Charter Price: $25,000 per MIA-HAV-MIA rotation

The cost per rotation will have a stipulated increase annually of 2.5%, beginning April 16, 2022, or on the anniversary date of the first flown flight.

Upon receipt of GlobalX’s receipt of DOT Certificate of Public Convenience and Necessity and an FAA Air Carrier Certificate and operations specifications to operate under Part 121 of the Federal Aviation Regulations for the services contemplated herein, GlobalX will notify Charterer of said receipt. GlobalX will also provide details of GlobalX’s “Carrier Depository Account” details at the “Carrier Depository Bank” in that notification. Upon receipt of said notification, Charterer will have (72) hours to facilitate forwarding all required payments of the Contract Price to the Carrier Depository Account listed on the notice.

Upon said notification, Charterer will forward an amount equal to one weeks flying. Subsequently Charterer will prepay each additional weeks flying no later than 72 hours prior to the start of the weeks rotations.

INSTRUCTIONS FOR WIRE TRANSFERS:

All charter price payments will be done by Wire Transfer to GLOBALX’s DOT-approved escrow account as indicated below. Aircraft availability is subject to cancellation if payment of the charter price is not deposited in the escrow account at least 14 days prior to the date of the corresponding Flight.

Escrow Wire Transfer Funds to:

ABA Routing No.:

Account No.:

Beneficiary:

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SCHEDULE “A”

FLIGHT SCHEDULES AND ROUTING

MIA-HAV-MIA Once Daily, 7 Days Per Week, 52 Weeks Per Year Beginning April 15, 2021 or thereafter based on U.S. DOT Approvals:

Monday	Time TBA
Tuesday	Time TBA
Wednesday	Time TBA
Thursday	Time TBA
Friday	Time TBA
Saturday	Time TBA
Sunday	Time TBA

This Agreement is valid for two years. Any rotation or rotations to any other authorized Cuban airport requested and/or added to this schedule will be programmed and reserved as soon as the schedule times and airports slots are approved by both parties to this Agreement and the schedule is filed with the DOT.

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EXHIBIT “B”

Agreement Dated February 23, 2021

The charter price per rotation to the cities listed in Schedule “A” includes the following:

THE COST PER ROTATION INCLUDES GROUND HANDLING BELOW AND ABOVE WING, AND ALL OPERATIONAL FEES AT MIAMI INTERNATIONAL AIRPORT OR OTHER US AIRPORTS, FUEL BASED AT $2.00 PER GALLON UPLIFTED AT ANY AIRPORT (DOMESTIC OR FOREIGN) WHERE THE CHARTER FLIGHT(S) OPERATES TO AND FROM, AND CATERING OF ICE, REFRESHMENTS, AND BOTTLED WATER.

CHARTERER WILL BEAR THE COST OF ANY OPERATIONAL AND NAVIGATIONAL CHARGES AND FEES IMPOSED BY THE CUBAN AIRPORTS OR THE CUBAN CIVIL AERONAUTICAL OFFICES, AS WELL AS ANY COST ABOVE 10 WHEELCHAIRS PER U.S. DEPARTURE. Any additional wheelchair cost beyond the 10-wheelchairs per rotation paid by GLOBALX will be invoiced to the Charterer.

RECONCILIATION OF FUEL UPLIFTED IN CUBA THAT ARE PAID BY THE CHARTERER AND THE U.S. TAXES TO BE PAID BY CHARTERER (IF APPLICABLE) WILL BE PERFORMED ON A MONTHLY BASIS ON THE FIFTEENTH DAY OF EVERY MONTH.

Notes on charter price:

*Each party is responsible for, and shall indemnify the other party against, all taxes imposed on the first party’s income.

**GLOBALX is not responsible for any Cuban Landing Fees, Cuban Navigational Fees, Cuban Over-Flight Fees, Ground Handling at Cuban airports and/or Cuban Government Taxes and Fees on all Cuba flights operated on behalf of the Charterer.

***Charterer will arrange for collection and remittance of any and all U.S. taxes and fees, and related charges which are imposed on passengers by any U.S. Governmental or airport authority, excluding taxes based on the net income of GLOBALX. Charterer will provide GLOBALX with proof of payment of such taxes and fees upon request. The Charterer will pay for fines or additional fees charged by the U.S. Government in case of delays in the payments of such taxes and fees, provided such delays are not the result of the acts or omissions of GLOBALX.

****Charterer will pay all cost of fuel above base price.

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